UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 19, 2013
WINTRUST FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)
_____________________________

Illinois (State or Other Jurisdiction of Incorporation)	001-35077 (Commission File Number)	36-3873352 (I.R.S. Employer Identification No.)
9700 W. Higgins Road, Suite 800 Rosemont, Illinois (Address of Principal Executive Offices)		60018 (Zip Code)

Registrant’s telephone number, including area code: (847) 939-9000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a‑12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

Item 3.02.    Unregistered Sales of Equity Securities.
As previously disclosed, on August 26, 2008, Wintrust Financial Corporation (the “Company”) sold 50,000 shares of its 8.00% Non-Cumulative Perpetual Convertible Preferred Stock, Series A (the “Series A Preferred Stock”) to CIVC-WTFC LP (“CIVC”). The terms of the Series A Preferred Stock provide that holders of the Series A Preferred Stock may convert their shares into common stock at any time. On July 19, 2013, pursuant to such terms, CIVC elected to convert all 50,000 shares of the Series A Preferred Stock issued and outstanding into 1,944,000 shares of the Company's common stock, no par value, at a conversion rate of 38.88 shares of common stock per share of Series A Preferred Stock. The issuance of the shares of the Company's common stock was exempt from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 3(a)(9) of the Securities Act. No separate consideration was paid to the Company for the issuance of the shares of the Company’s common stock.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINTRUST FINANCIAL CORPORATION (Registrant) By: /s/Lisa J. Pattis Lisa J. Pattis Executive Vice President and General Counsel

Date: July 19, 2013